UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

               PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



                  Date of Report  - August 2, 2004
           Date of Earliest Event Reported - July 30, 2004


                THE MAY DEPARTMENT STORES COMPANY
       (Exact name of Registrant as specified in its charter)

     Delaware                   I-79               43-1104396
(State or other             (Commission          (IRS Employer
jurisdiction of              File Number)      Identification No.)
incorporation)


  611 Olive Street, St. Louis, Missouri                  63101
(Address of principal executive offices)             (Zip code)



           Registrant's telephone number, including area code:
                           (314) 342-6300


Item 2.   Acquisition or Disposition of Assets.

On July 30, 2004, The May Department Stores Company, a New York corporation and wholly-owned subsidiary of the registrant (the "Company"), announced that its previously announced acquisition of the assets and business of the Marshall Field's department store group from Target Corporation will be effective at 11:59 p.m. on July 31, 2004. The cash purchase price paid at closing was $3.2 billion.

The purchase price was determined through arms-length negotiations between the Company and Target Corporation, and was financed through the proceeds of a private placement of $2.2 billion of securities in the long-term public debt markets and approximately $1 billion of short-term borrowings and cash on hand.

The Company acquired substantially all of the assets that comprise Marshall Field's, including 62 stores primarily in the Chicago, Minneapolis and Detroit metropolitan areas, inventory, customer receivables and distribution centers in Chicago, Detroit and Minneapolis, and assumed certain liabilities, including accounts payable and other accrued expenses. After the acquisition of the Marshall Field's stores, the Company will operate 497 department stores in 39 states.

The registrant issued a press release dated July 30, 2004 announcing the completion of the acquisition.


Item 7.   Financial Statements and Exhibits.

     (a)  Financial Statements of Business Acquired.

          The financial statements required by this item will be filed with the Commission as soon as possible, but in no event later than 60 days from the date that this Current Report on Form 8-K was required to be filed.

     (c)  Exhibits.

Exhibit No.    Exhibit

      99.1    Press Release, dated July 30, 2004.


                             SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                        THE MAY DEPARTMENT STORES COMPANY



Dated: August 2, 2004         By:  /s/ Richard A. Brickson
                                   Richard A. Brickson
                                   Secretary